Exhibit 10.1

Hexcel Corporation

Director Compensation Program

Effective May 2, 2024

Each member of the Board of Directors (the “Board”) of Hexcel Corporation (the “Company”) who is not an employee of the Company (each a “Non-employee Director”) shall receive compensation for such person’s services as a member of the Board as outlined in this Director Compensation Program.

Annual Retainer Compensation

Annual Retainer Fees

•	Annual retainer fee in the amount of $88,000 payable quarterly during the calendar year. If a director serves for less than a full calendar year, the retainer fee will be pro-rated by days for the portion of the calendar year the director is a member of the Board.
•	Each director will have the option to elect to receive the annual retainer fee in the form of Restricted Stock Units (RSUs) payable quarterly during the calendar year.
•	Each director will have the option to elect to defer conversion of the RSUs until such time as the director leaves the Board. Any such election must be made by December 31 of the year prior to the year in which the retainer is paid. This will defer conversion, but not vesting.
•	The RSUs will be issued under a Restricted Stock Unit Agreement in a form approved by the Compensation Committee from time to time. The appropriate officers of the Company have the authority to make changes to the form of Restricted Stock Unit Agreement to preserve the tax deferred nature of any deferral election by a director in accordance with the requirements of Section 409A of the Internal Revenue Code.
•	Additional annual retainer fees for the lead director, committee members and committee chairs as follows:

Lead Director	$30,000
Audit Committee Chair[1]	$12,500
Audit Committee member	$10,000
Compensation Committee Chair[1]	$7,500
Compensation Committee member	$7,500
Nominating, Governance and Sustainability Committee Chair[1]	$7,500
Nominating, Governance and Sustainability Committee member	$7,500

1 Note: a member of a committee receives the “Chair” fee in addition to the member fee.

Meeting Fees

•	There are no additional fees paid for attendance at regularly scheduled meetings.
•	If a special Board committee is formed for a specific purpose (for example, a pricing committee for a securities offering), then each member shall be paid $1,000 for attendance at each meeting.
•	If the Board or any standing committee meets an excessive number of times beyond regularly scheduled meetings during the annual retainer period, the Lead Director can recommend for consideration and approval by the Compensation Committee the payment of additional meeting fees to the members of the Board or such committee.

Equity Compensation

Upon (1) initial election to the Board at an Annual Meeting of Stockholders, and (2) re-election to the Board at an Annual Meeting of Stockholders, each Non-employee Director shall automatically be granted on the date of such Annual Meeting, and without further action of the Board, RSUs on the following basis:

•	The aggregate value of each grant shall be set at $140,000 (the “Award Value”) but shall be reviewed and is subject to change by the Compensation Committee from time to time based on the advice of its independent compensation consultant and other factors it deems relevant.
•	The Award Value shall be converted to a number of shares using the closing price of a share of common stock on the date of grant.
•	The RSUs shall vest on the earlier of (i) the first anniversary of the grant date, or (ii) the date immediately prior to the next Annual Meeting of Stockholders following the grant date, and will convert into an equal number of shares of common stock on the vesting date.
•	Each director will have the option to elect to defer conversion of the RSUs until such time as the director leaves the Board. With respect to grants upon initial election to the Board, such election must be made prior to the date of grant. With respect to grants upon re-election to the Board, such election must be made by December 31 of the year prior to the year in which the grant is awarded. This will defer conversion, but not vesting.
•	The RSUs will be issued under a Restricted Stock Unit Agreement in a form approved by the Compensation Committee from time to time. The appropriate officers of the Company have the authority to make changes to the form of Restricted Stock Unit Agreement to preserve the tax deferred nature of any deferral election by a director in accordance with the requirements of Section 409A of the Internal Revenue Code.

Notwithstanding the foregoing, if a Non-employee Director is initially elected or appointed to the Board other than at an Annual Meeting of Stockholders, then the grant of RSUs for his or her initial term shall be effective on the date of such election or appointment and the Award Value shall be pro-rated for the partial service period using a method determined by the Company from time-to-time.

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